Exhibit 10.11

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS INSTRUMENT AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NOCIMED, INC. SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in connection with entering into that certain Amended and Restated Commission Agreement on or about the date hereof, Nocimed, Inc., a Delaware corporation (the “Company”), hereby issues to NuVasive, Inc., a Delaware corporation (the “Investor”), the right to certain shares of the Company’s capital stock, subject to the terms set forth below, in the amount of $2,000,000 (the “Purchase Amount”) on February 28, 2020.

1.	Basic Terms

(a)        Tax Treatment. For income tax purposes, the Company and the Investor agree to treat this Safe as equity in the Company and not indebtedness.

(b)        No On-Demand Return of Purchase Amount. The Investor acknowledges that the Investor may not demand that the Purchase Amount be repaid in cash to the Investor, and the Investor’s sole and exclusive rights under this Safe shall be to receive the equity securities issuable upon conversion of this Safe pursuant to Section 2 of this Safe and any proceeds thereof or to receive cash payments only in accordance with the specific events described in Section 2.

2.	Events

(a)    Equity Financing by December 31, 2020. If there is an Equity Financing on or before December 31, 2020, and before the expiration or termination of this instrument, the Company will automatically issue to the Investor a number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Conversion Price. In connection with the issuance of Safe Preferred Stock by the Company to the Investor pursuant to this Section 2(a), the Investor will execute and deliver to the Company all transaction documents related to the Equity Financing; provided, that such documents are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the Safe Preferred Stock if applicable.

(b)    No Equity Financing on or before December 31, 2020. If there is not an Equity Financing on or before December 31, 2020, and before the expiration or termination of this instrument, the Company will automatically issue to the Investor a number of shares of Safe Series B-1 Plus Preferred Stock equal to the Purchase Amount divided by the price per share of the Company’s Series B-1 Preferred Stock of $1.2621 per share (the “Series B-1 Price”). In connection with the issuance of Safe Series B-1 Plus Preferred Stock by the Company to the Investor pursuant to this Section 2(b), the Investor will execute and deliver to the Company the documents executed in connection with the Company’s Series B-1 Preferred Stock financing, with appropriate variations for the Safe Series B-1 Plus Preferred Stock if applicable.

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(c) Change of Control. If there is a Change of Control before the expiration or termination of this instrument, the Investor will, at the Investor’s option, either (i) receive a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) automatically receive from the Company a number of shares of Common Stock equal to the Purchase Amount divided by the Series B-1 Price. In connection with Section (c)(i), the Purchase Amount will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Change of Control. In connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the Purchase Amount payable to the Investor by the amount determined by its board of directors in good faith to be advisable for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, and in such case, the Investor will automatically receive the number of shares of Common Stock equal to the remaining unpaid Purchase Amount divided by the Discount Price. If paid in cash, the Purchase Amount will be paid prior to any distributions to the holders of the Company’s Series B Preferred Stock and Series B-1 Preferred Stock pursuant to the Company Charter.

(d)    Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount, due and payable to the Investor immediately prior to, or concurrent with, the consummation of the Dissolution Event. The Purchase Amount will be paid prior to any distributions to the holders of the Company’s Series B Preferred Stock and Series B-1 Preferred Stock pursuant to the Company Charter.

(e)    Termination. This instrument will expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) upon the issuance of stock to the Investor pursuant to Section 1(a), Section 1(b) or Section 1(c)(ii), or the payment, or setting aside for payment, of amounts due to the Investor pursuant to Section 1(c)(i) or Section 1(d).

3.	Definitions

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

“Conversion Price” means the price per share paid by the investors investing new money into the Company in the Next Equity Financing.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Change of Control), whether voluntary or involuntary.

“Equity Financing” means the Company’s next sale of capital stock in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $10,000,000 (including conversion of outstanding convertible notes, this safe, and any other safes or equity certificates).

“Safe” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations.

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“Safe Preferred Stock” means the shares of a series of Preferred Stock issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Preferred Stock, other than with respect to: the right to appoint a director to serve on the Company’s board of directors.

“Safe Series B-1 Plus Preferred Stock” means the shares of a series of Preferred Stock issued to the Investor, having the identical rights, privileges, preferences and restrictions as the shares of the Company’s Series B-1 Preferred Stock, other than with respect to priority of payment in the event of a Liquidation Event (as defined in the Company Charter), which priority shall instead be the same as the most senior series of Preferred Stock issued or to be issued at the time the Safe Series B-1 Plus Preferred Stock is issued (including the Maturity Conversion Preferred (as defined in the 2020 Notes (as defined below))).

“Standard Preferred Stock” means the shares of a series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

4.	Company Representations

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)    The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken for the authorization of Capital Stock issuable pursuant to Section 2, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) the Company Charter or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt, indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)    The performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt, indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)    No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 2.

5.	Investor Representations and Covenants

(a)    The Investor has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)    The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this instrument and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this instrument and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

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(c)    The Investor acknowledges and agrees that this instrument is junior in right of payment to the rights of payment of the holders of the Company’s promissory notes issued as of the date hereof and issued after the date hereof, including but not limited to the convertible notes issued pursuant to the Subordinated Convertible Promissory Note and Warrant Purchase Agreement entered into on or about the date hereof (the “2020 Notes”), subject to Section 2(b) in the event this instrument converts into Safe Series B-1 Plus Preferred Stock.

6.	Miscellaneous

(a)    Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b)    Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c)    The Investor is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.

(d)    Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this instrument and/or the rights contained herein may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e)    In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)     All rights and obligations hereunder will be governed by the laws of the State of California, without regard to the conflicts of law provisions of such jurisdiction.

(g)   The Company and the Investor hereby agree and acknowledge that the “Consolidation Limitation” provision in Section 3.13 of the that certain Amended and Restated Investors Rights Agreement dated as of July 27, 2017, by and among the Company and the investors thereto, shall apply to any equity securities to be issued pursuant to this instrument.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

NOCIMED, INC.

By:

L. Brett Lanuti

Chief Executive Officer

Address:

951 Mariners Island Blvd, Suite 300

San Mateo, California 94404

INVESTOR:

NUVASIVE, INC.

By: ____________________________

Name:

Title:

Address:

7475 Lusk Boulevard

San Diego, CA 92121

Email: _________________

SIGNATURE PAGE TO THE 2020 SAFE (NUVASIVE)

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

NOCIMED, INC.

By:

L. Brett Lanuti

Chief Executive Officer

Address:

951 Mariners Island Blvd, Suite 300

San Mateo, California 94404

INVESTOR:

NUVASIVE, INC.

By: /s/ Sean Freeman

Name: Sean Freeman

Title: SVP Strategy & Corporate Development

Address:

7475 Lusk Boulevard

San Diego, CA 92121

SIGNATURE PAGE TO THE 2020 SAFE (NUVASIVE)